SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
Current Report

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Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017 (January 1, 2016)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other jurisdiction	(Commission file	(I.R.S. Employer
of incorporation)	number)	Identification Number)

34 DeForest Avenue, Unit 9
East Hanover New Jersey  07936
 (Address of Principal Executive Offices)

_________________________________
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of  a Material Definitive Agreement.

On March 6, 2015 the Company announced, on Form 8-K, that on or about February 20, 2015, the Company entered into a Equity Purchase Agreement and Registration Rights Agreement with Kodiak Capital Group, LLC ("Kodiak") whereby Kodiak is obligated, providing the Company has met certain conditions including the filing or a Form S-1 Registration Statement for the shares to be acquired, to purchase up to Five Hundred Thousand Dollars ($500,000) of the Company's common stock at the rates set forth in the Equity Purchase Agreement.  Under the Equity Purchase Agreement the Commitment Period, as defined therein, expired on December 31, 2015.  The Company did not file a Registration Statement on Form S-1 prior to the expiration of the Commitment Period. Accordingly, the Equity Purchase Agreement terminated by it own terms on January 1, 2016.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2017	PAZOO, INC. (Registrant)

	By:	/s/ Steve Basloe
Steve Basloe / acting CEO